Exhibit 99.1
Contacts:

Media	Investors
Brad Bishop	Sean O’Hara	Sam Leno
574-372-4291	574-371-8032	574-372-4790
bradley.bishop@zimmer.com	sean.f.ohara@zimmer.com	sam.leno@zimmer.com
Zimmer Reports Second Quarter 2006 Financial Results
Highlights
•	Net Sales of $882 million represent an increase of 4% reported (5% constant currency) and a sequential quarter increase of $22 million

•	Americas Reconstructive sales increased 6% reported (6% constant currency)

•	Americas recorded positive price increase of 1.3%

•	Double-digit Worldwide sales growth in Dental, Spine and Trauma

•	Continued margin strength—77% gross, 32% operating and 23% net reported; 77% gross, 33% operating and 23% net adjusted; and 78% gross, 35% operating and 25% net adjusted excluding the effect of share-based payment

•	Diluted EPS were $0.81 reported, $0.83 adjusted, and $0.89 adjusted excluding the effect of share-based payment, an increase of 11%

•	Record operating cash flow of $305 million, a 25% increase over prior year

•	Repurchased almost 5,000,000 common shares
(WARSAW, IN) July 26, 2006 — Zimmer Holdings, Inc. (NYSE and SWX: ZMH) today reported financial results for the quarter ended June 30, 2006. For the quarter, the Company announced net sales of $882 million, an increase of 4% reported and 5% constant currency. Diluted earnings per share for the quarter were $0.81 reported and $0.83 adjusted, exceeding First Call earnings estimates of $0.82 adjusted.

Reported and adjusted diluted earnings per share for the second quarter of 2006 include a $0.06 per diluted share impact related to SFAS 123(R), Share-Based Payment. Effective January 1, 2006, the Company adopted this new accounting standard using the modified-prospective method. In accordance with this adoption method, the Company is not adjusting its historical financial statements to reflect the impact of share-based payment. Excluding the impact of SFAS 123(R), adjusted diluted earnings per share for the second quarter were $0.89, representing an 11% increase over adjusted diluted earnings per share for the second quarter of 2005.
“Our sales results were consistent with what the overall orthopaedic market has seen, and as expected, for us, similar to the first quarter,” said Ray Elliott, Zimmer Chairman, President and CEO. “We have made substantial progress in key strategic areas, including important additions to our joint reconstruction offering with two new alternate bearing options and the world’s first knee replacement designed for the unique characteristics of a woman’s anatomy—the Zimmer® Gender Solutions™ Knee Implant. We also achieved a significant biologics milestone with the approval of the U.S. IND application for Neocartilage and launched our entry into hospital profitability consulting with the acquisition of the Human Motion InstituteSM brand.”
The Company introduced its Gender Solutions knee implant in May. Initial implantations were limited to the system’s surgeon developers, but the product will be released to a wider surgeon audience in the fall. Media efforts have already resulted in approximately 500 articles and stories, which have generated more than 80 million exposures. “As we roll out the Gender Solutions product more broadly to additional surgeons, we will be launching targeted nationwide publicity campaigns to increase women’s awareness of this therapeutic option,” said Elliott.
In June, the Company launched the Durom® Acetabular Cup with Metasul® LDH™ Large Diameter Heads, filling an important offering in the metal-on-metal hip replacement category. The Company also gained regulatory approval to market the Trilogy AB® Ceramic-on-Ceramic Acetabular System, which was launched last week.
During the quarter, the Company finalized its acquisition of Musculoskeletal Management Systems, LLC (MMS). MMS, which is better known as the Human Motion Institute (HMI), has established several long term service agreements with various hospitals throughout the United States. HMI provides focused consulting services which help its member institutions not only design but implement and manage successful orthopaedic programs of distinction. “Our overall goal, which HMI will support in the field, is to identify opportunities to create long-term, permanent cost savings that extend beyond the historic cost-shifting that goes with year-to-year implant pricing negotiations,” said Elliott. “Savings solutions are available and we intend to be the leader in making them a reality.”
In the second quarter, Zimmer Holdings invested $309 million to repurchase almost five million common shares as part of an authorized $1 billion program. “Our primary use of excess cash will continue to be strategic acquisitions in the areas of Biologics, Dental and Spine,” said Elliott. “However, until we finalize such acquisitions, we expect to use the share buyback program to deploy cash opportunistically to build shareholder value.”
Antitrust Investigation Update
On June 23, 2006, the Company received a subpoena from the Antitrust Division of the U.S. Department of Justice. Four of Zimmer’s competitors also have announced that they received subpoenas pertaining to the same antitrust investigation.
It is the Company’s belief that the following events gave rise to the Antitrust Division’s investigation. In the fall of 2005, a single hospital conducted a bid process for orthopaedic implant pricing. As part of that process, a representative of the hospital sent an e-mail containing the hospital’s proposal to the local representatives of various orthopaedic companies, including Zimmer’s local independent distributor.
Upon receipt of that e-mail, a representative of one of Zimmer’s competitors sent an unsolicited message to the same group of competitors that received the hospital’s original message. The competitor’s e-mail proposed that the orthopaedic companies adopt a uniform pricing strategy in responding to this hospital.

When Zimmer learned of the competitor’s proposal, the Company advised its local independent distributor to reject it on behalf of both the distributor and Zimmer, which the distributor did. The written rejection stated emphatically that neither Zimmer nor its distributors will participate in pricing discussions with competitors and that Zimmer’s policies insist on full compliance with the antitrust laws.
Throughout the fall and winter, Zimmer continued to engage in its own one-on-one pricing negotiations with the hospital, and successfully concluded a new Zimmer-specific pricing arrangement in early 2006.
Zimmer is cooperating fully with the Antitrust Division’s investigation and will continue to do so. Zimmer noted that the information it is providing today about the investigation is limited to the specific incident described and that it can offer no assurances as to the final outcome of this investigation. In light of the ongoing nature of the investigation, Zimmer says that providing this information should not be construed as an intention on the Company’s part to provide further updates except as legally required.
Sales Tables
The following tables provide sales results by geographic segment and product category, as well as the percent change compared to the prior year quarter and six months on both a reported and constant currency basis.

NET SALES — THREE MONTHS ENDED JUNE 30, 2006
(in millions, unaudited)

			Constant
	Net	Reported	Currency
	Sales	% Growth	% Growth
Geographic Segments
Americas	$521	5%	5%
Europe	239	5	6
Asia Pacific	122	(1)	3

Total	882	4	5

Product Categories
Reconstructive
Americas	423	6	6
Europe	213	3	5
Asia Pacific	98	(2)	2

Total	734	4	5

Knees
Americas	236	4	4
Europe	90	7	8
Asia Pacific	42	(2)	2

Total	368	4	5

Hips
Americas	146	6	6
Europe	106	(1)	0
Asia Pacific	47	(6)	(1)

Total	299	2	3

Extremities	20	15	15

Dental	47	16	15

Trauma	49	11	12

Spine	46	12	12

Orthopaedic Surgical Products and other	53	(6)	(5)
Net earnings for the quarter were $201 million on a reported basis, and were $206 million adjusted. Included in adjusted earnings for the second quarter of 2006 is $14 million of after tax expense due to the January 1, 2006 adoption of SFAS 123(R), Share-Based Payment. Second quarter adjusted net earnings, excluding the effect of share-based payment, were $220 million, a 10% increase over the second quarter of 2005.

NET SALES — SIX MONTHS ENDED JUNE 30, 2006
(in millions, unaudited)

			Constant
	Net	Reported	Currency
	Sales	% Growth	% Growth
Geographic Segments
Americas	$1,037	6%	6%
Europe	467	1	6
Asia Pacific	238	0	7

Total	1,742	4	6

Product Categories
Reconstructive
Americas	841	7	7
Europe	420	0	5
Asia Pacific	190	0	6

Total	1,451	4	6

Knees
Americas	475	6	6
Europe	179	3	9
Asia Pacific	80	0	6

Total	734	5	7

Hips
Americas	288	7	6
Europe	209	(4)	1
Asia Pacific	95	(4)	4

Total	592	1	4

Extremities	38	13	14

Dental	87	18	19

Trauma	96	7	9

Spine	89	12	13

Orthopaedic Surgical Products and other	106	(5)	(3)
Net earnings for the six months were $407 million on a reported basis, and were $411 million adjusted, an increase of 6% adjusted over the prior year period. Included in adjusted earnings for the first six months of 2006 is $27 million of after tax expense due to the January 1, 2006 adoption of SFAS 123(R), Share-Based Payment. First six months 2006 adjusted net earnings, excluding the effect of share-based payment, were $438 million, a 13% increase over the first six months of 2005.
Guidance
The Company is reaffirming its previous sales guidance ranges for the third and fourth quarter of 2006. Consistent with previous guidance, both quarters are expected to increase 10% to 11% over prior year.
Previous guidance for adjusted diluted earnings per share was $0.76 in the third quarter and approximately $1.00 in the fourth quarter. As a result of increased activities related to legal matters, the Company is reducing adjusted diluted earnings per share guidance by $0.01 in each remaining quarter of 2006. Therefore, adjusted diluted earnings per share are expected to be approximately $0.75 and $0.99 in the third and fourth quarters respectively.
Conference Call
The Company will conduct its second quarter 2006 investor conference call on Thursday, July 27, 2006, at 8:00 a.m. Eastern Time. The live audio webcast can be accessed via Zimmer’s Investor Relations website at http://investor.zimmer.com. It will be archived for replay following the conference.
Individuals who wish to dial into the conference call may do so at (800) 406-1106. International callers should dial (706) 634-7075. A digital recording will be available two hours after the completion of the conference call from July 27, 2006 to July 31, 2006. To access the recording, US/Canada callers should dial (800) 642-1687, or for International callers, dial (706) 645-9291, and enter the Conference ID, 2012778. A copy of this press release and other financial and statistical information about the periods to be presented in the conference call will be accessible through the Zimmer website at http://investor.zimmer.com.

About the Company
Founded in 1927 and headquartered in Warsaw, Indiana, Zimmer is the worldwide #1 pure-play orthopaedic leader in designing, developing, manufacturing and marketing reconstructive and spinal implants, trauma and related orthopaedic surgical products. Zimmer has operations in more than 24 countries around the world and sells products in more than 100 countries. Zimmer’s 2005 sales were approximately $3.3 billion. The Company is supported by the efforts of more than 6,700 employees worldwide.
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For more information about Zimmer and the Gender Solutions™ Knee Implant, visit www.zimmer.com
Note on Non-GAAP Financial Measures
As used in this press release, the term “adjusted” refers to operating performance measures that exclude acquisition, integration and other expenses and inventory step-up. This press release also includes adjusted performance measures that exclude the effect of share-based payment, which is also a non-GAAP financial measure. The term “constant currency” refers to any financial measure that excludes the effect of changes in foreign currency exchange rates. Reconciliations of these non-GAAP measures to the most directly comparable GAAP measure are included in this press release.
Zimmer Safe Harbor Statement
This press release contains forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 based on current expectations, estimates, forecasts and projections about the orthopaedics industry, management’s beliefs and assumptions made by management. Forward-looking statements may be identified by the use of forward-looking terms such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “projects,” “assumes,” “guides,” “targets,” “forecasts,” and “seeks” or the negative of such terms or other variations on such terms or comparable terminology. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that could cause actual outcomes and results to differ materially. These risks and uncertainties include, but are not limited to, our ability to successfully integrate acquired businesses, the outcome of the Department of Justice investigations announced in March 2005 and June 2006, price and product competition, rapid technological development, demographic changes, dependence on new product development, the mix of our products and services, supply and prices of raw materials and products, customer demand for our products and services, control of costs and expenses, our ability to form and implement alliances, international growth, governmental laws and regulations affecting our U.S. and international businesses, including tax obligations and risks, product liability and intellectual property litigation losses, reimbursement levels from third-party payors, general industry and market conditions and growth rates and general domestic and international economic conditions including interest rate and currency exchange rate fluctuations. For a further list and description of such risks and uncertainties, see our periodic reports filed with the U.S. Securities and Exchange Commission. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be set forth in our periodic reports. Readers of this document are cautioned not to place undue reliance on these forward-looking statements, since, while we believe the assumptions on which the forward-looking statements are based are reasonable, there can be no assurance that these forward-looking statements will prove to be accurate. This cautionary statement is applicable to all forward-looking statements contained in this document .

ZIMMER HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF EARNINGS
FOR THE THREE MONTHS ENDED JUNE 30, 2006 and 2005
(in millions, except per share amounts, unaudited)

	2006	2005	% Inc/(Dec)
Net Sales	$881.6	$846.8	4%
Cost of products sold	200.0	188.8	6

Gross Profit	681.6	658.0	4

Research and development	48.6	43.6	12
Selling, general and administrative	344.8	328.5	5
Acquisition, integration and other	6.3	10.1	(39)

Operating expenses	399.7	382.2	5

Operating Profit	281.9	275.8	2
Interest income (expense)	1.2	(4.2)	N/A

Earnings before income taxes and minority interest	283.1	271.6	4
Provision for income taxes	82.0	80.7	2
Minority interest	(0.2)	(0.2)	—

Net Earnings	$200.9	$190.7	5

Earnings Per Common Share

Basic	$0.82	$0.77	7
Diluted	$0.81	$0.76	7

Weighted Average Common Shares Outstanding

Basic	245.5	247.0
Diluted	247.7	249.9

ZIMMER HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF EARNINGS
FOR THE SIX MONTHS ENDED JUNE 30, 2006 and 2005
(in millions, except per share amounts, unaudited)

	2006	2005%	Inc/(Dec)
Net Sales	$1,742.0	$1,675.3	4%
Cost of products sold	389.4	379.1	3

Gross Profit	1,352.6	1,296.2	4

Research and development	96.0	85.7	12
Selling, general and administrative	679.7	650.1	5
Acquisition, integration and other	4.5	27.0	(83)

Operating expenses	780.2	762.8	2

Operating Profit	572.4	533.4	7
Interest income (expense)	1.7	(11.4)	N/A

Earnings before income taxes and minority interest	574.1	522.0	10
Provision for income taxes	167.1	157.3	6
Minority interest	(0.5)	(0.4)	N/A

Net Earnings	$406.5	$364.3	12

Earnings Per Common Share
Basic	$1.65	$1.48	11
Diluted	$1.63	$1.46	12

Weighted Average Common Shares Outstanding
Basic	246.6	246.5
Diluted	248.9	249.5

ZIMMER HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
AS OF JUNE 30, 2006 and DECEMBER 31, 2005
(in millions)

	June 30,	December 31,
	2006	2005
	(unaudited)
Assets
Current Assets:
Cash and equivalents	$335.8	$233.2
Restricted cash	2.4	12.1
Receivables, net	639.2	524.2
Inventories, net	606.1	583.7
Other current assets	208.9	222.4

Total current assets	1,792.4	1,575.6

Property, plant and equipment, net	725.0	708.8
Goodwill	2,523.1	2,428.8
Intangible assets, net	739.3	756.6
Other assets	183.8	252.1

Total Assets	$5,963.6	$5,721.9

Liabilities and Shareholders’ Equity

Current liabilities	$631.5	$606.9
Other long-term liabilities	351.0	348.3
Long-term debt	82.6	81.6
Minority interest	2.7	2.3
Shareholders’ equity	4,895.8	4,682.8

Total Liabilities and Shareholders’ Equity	$5,963.6	$5,721.9

ZIMMER HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE SIX MONTHS ENDED JUNE 30, 2006 and 2005
(in millions, unaudited)

	2006	2005
Cash flows provided by (used in) operating activities
Net earnings	$406.5	$364.3
Depreciation and amortization	93.5	90.4
Share-based compensation	39.0	—
Inventory step-up	—	4.1
Income tax benefits from stock option exercises	3.3	28.1
Excess income tax benefits from stock option exercises	(2.5)	—
Changes in operating assets and liabilities
Income taxes	72.3	51.8
Receivables	(100.5)	(66.6)
Inventories	(11.0)	(58.6)
Accounts payable and accrued expenses	(16.0)	(1.1)
Other assets and liabilities	23.3	(16.3)

Net cash provided by operating activities	507.9	396.1

Cash flows provided by (used in) investing activities
Additions to instruments	(62.5)	(90.6)
Additions to other property, plant and equipment	(52.3)	(42.2)
Implex acquisition, net of acquired cash	(8.5)	—
Proceeds from sale of property, plant and equipment	16.2	—
Other	(5.0)	(9.7)

Net cash used in investing activities	(112.1)	(142.5)

Cash flows provided by (used in) financing activities
Proceeds from employee stock compensation plans	16.2	52.1
Excess income tax benefits from stock option exercises	2.5	—
Repurchase of common stock	(316.4)	—
Net proceeds on lines of credit	—	174.7
Payments on term loan	—	(550.0)
Debt issuance costs	—	(1.9)

Net cash used in financing activities	(297.7)	(325.1)

Effect of exchange rates on cash and equivalents	4.5	(4.3)

Increase (decrease) in cash and equivalents	102.6	(75.8)
Cash and equivalents, beginning of period	233.2	154.6

Cash and equivalents, end of period	$335.8	$78.8

ZIMMER HOLDINGS, INC.
NET SALES BY GEOGRAPHIC SEGMENT
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2006 and 2005
(in millions, unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2006	2005	% Inc/(Dec)	2006	2005	% Inc/(Dec)
Americas	$520.9	$494.7	5%	$1,036.9	$975.1	6%
Europe	238.4	228.1	5	467.1	462.7	1
Asia Pacific	122.3	124.0	(1)	238.0	237.5	0

Total	$881.6	$846.8	4	$1,742.0	$1,675.3	4

ZIMMER HOLDINGS, INC.
NET SALES BY PRODUCT CATEGORY
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2006 and 2005
(in millions, unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2006	2005	% Inc/(Dec)	2006	2005	% Inc/(Dec)
Reconstructive	$733.4	$704.9	4%	$1,451.3	$1,394.3	4%
Trauma	49.1	44.4	11	95.8	89.8	7
Spine	46.0	41.1	12	89.1	79.4	12
OSP and other	53.1	56.4	(6)	105.8	111.8	(5)

Total	$881.6	$846.8	4	$1,742.0	$1,675.3	4

ZIMMER HOLDINGS, INC.
RECONCILIATION OF REPORTED % GROWTH TO
CONSTANT CURRENCY % GROWTH
(unaudited)

	For the Three Months Ended
	June 30, 2006
			Constant
	Reported	FX	Currency
	% Growth	Impact	% Growth
Geographic Segments
Americas	5%	0%	5%
Europe	5	(1)	6
Asia Pacific	(1)	(4)	3
Total	4	(1)	5

Product Categories
Reconstructive
Americas	6	0	6
Europe	3	(2)	5
Asia Pacific	(2)	(4)	2
Total	4	(1)	5

Knees
Americas	4	0	4
Europe	7	(1)	8
Asia Pacific	(2)	(4)	2
Total	4	(1)	5

Hips
Americas	6	0	6
Europe	(1)	(1)	0
Asia Pacific	(6)	(5)	(1)
Total	2	(1)	3

Extremities	15	0	15

Dental	16	1	15

Trauma	11	(1)	12

Spine	12	0	12

OSP and other	(6)	(1)	(5)

ZIMMER HOLDINGS, INC.
RECONCILIATION OF REPORTED % GROWTH TO
CONSTANT CURRENCY % GROWTH
(unaudited)

	For the Six Months Ended
	June 30, 2006
			Constant
	Reported	FX	Currency
	% Growth	Impact	% Growth
Geographic Segments
Americas	6%	0%	6%
Europe	1	(5)	6
Asia Pacific	0	(7)	7
Total	4	(2)	6

Product Categories
Reconstructive
Americas	7	0	7
Europe	0	(5)	5
Asia Pacific	0	(6)	6
Total	4	(2)	6

Knees
Americas	6	0	6
Europe	3	(6)	9
Asia Pacific	0	(6)	6
Total	5	(2)	7

Hips
Americas	7	1	6
Europe	(4)	(5)	1
Asia Pacific	(4)	(8)	4
Total	1	(3)	4

Extremities	13	(1)	14

Dental	18	(1)	19

Trauma	7	(2)	9

Spine	12	(1)	13

OSP and other	(5)	(2)	(3)

ZIMMER HOLDINGS, INC.
Reconciliation of Net Earnings, Adjusted Net Earnings and
Adjusted Net Earnings, excluding the effects of share-based payment
For the Three Months Ended June 30, 2006 and 2005
(in millions, unaudited)

	Three Months
	Ended June 30,
	2006	2005
Net Earnings	$200.9	$190.7
Acquisition, integration and other	6.3	10.1
Inventory step-up	—	2.1
Tax benefit of acquisition, integration and other and inventory step-up	(1.1)	(3.7)

Adjusted Net Earnings	206.1	199.2
Share-based payment, net of tax	13.9	—

Adjusted Net Earnings, excluding the effects of share-based payment	$220.0	$199.2

ZIMMER HOLDINGS, INC.
Reconciliation of Net Earnings, Adjusted Net Earnings and
Adjusted Net Earnings, excluding the effects of share-based payment
For the Six Months Ended June 30, 2006 and 2005
(in millions, unaudited)

	Six Months
	Ended June 30,
	2006	2005
Net Earnings	$406.5	$364.3
Acquisition, integration and other	4.5	27.0
Inventory step-up	—	4.1
Tax expense (benefit) of acquisition, integration and other and inventory step-up	0.1	(9.3)

Adjusted Net Earnings	411.1	386.1
Share-based payment, net of tax	26.8	—

Adjusted Net Earnings, excluding the effects of share-based payment	$437.9	$386.1

ZIMMER HOLDINGS, INC.
Reconciliation of Diluted EPS, Adjusted Diluted EPS and
Adjusted Diluted EPS, excluding the effects of share-based payment
For the Three Months Ended June 30, 2006 and 2005
(unaudited)

	Three Months
	Ended June 30,
	2006	2005
Diluted EPS	$0.81	$0.76
Acquisition, integration and other	0.03	0.04
Inventory step-up	—	0.01
Tax benefit of acquisition, integration and other and inventory step-up	(0.01)	(0.01)

Adjusted Diluted EPS	0.83	0.80
Share-based payment, net of tax	0.06	—

Adjusted Diluted EPS, excluding the effects of share-based payment	$0.89	$0.80

ZIMMER HOLDINGS, INC.
Reconciliation of Diluted EPS, Adjusted Diluted EPS and
Adjusted Diluted EPS, excluding the effects of share-based payment
For the Six Months Ended June 30, 2006 and 2005
(unaudited)

	Six Months
	Ended June 30,
	2006	2005
Diluted EPS	$1.63	$1.46
Acquisition, integration and other	0.02	0.11
Inventory step-up	—	0.02
Tax benefit of acquisition, integration and other and inventory step-up	—	(0.04)

Adjusted Diluted EPS	1.65	1.55
Share-based payment, net of tax	0.11	—

Adjusted Diluted EPS, excluding the effects of share-based payment	$1.76	$1.55

ZIMMER HOLDINGS, INC.
Reconciliation of Net Margin, Adjusted Net Margin and
Adjusted Net Margin excluding the effects of share-based payment
For the Three and Six Months Ended June 30, 2006
(unaudited)

	Three Months Ended	Six Months Ended
	June 30,	June 30,
	2006	2006
Net Margin	22.8%	23.3%
Acquisition, integration and other, net of tax	0.6	0.3

Adjusted Net Margin	23.4	23.6
Share-based payment, net of tax	1.6	1.5

Adjusted Net Margin excluding the effects of share-based payment	25.0%	25.1%

ZIMMER HOLDINGS, INC.
Reconciliation of Operating Margin, Adjusted Operating Margin and
Adjusted Operating Margin excluding the effects of share-based payment
For the Three and Six Months Ended June 30, 2006
(unaudited)

	Three Months Ended	Six Months Ended
	June 30,	June 30,
	2006	2006
Operating Margin	32.0%	32.9%
Acquisition, integration and other	0.7	0.2

Adjusted Operating Margin	32.7	33.1
Share-based payment	2.2	2.2

Adjusted Operating Margin excluding the effects of share-based payment	34.9%	35.3%

ZIMMER HOLDINGS, INC.
Reconciliation of Gross Margin, Adjusted Gross Margin and
Adjusted Gross Margin excluding the effects of share-based payment
For the Three and Six Months Ended June 30, 2006
(unaudited)

	Three Months Ended	Six Months Ended
	June 30,	June 30,
	2006	2006
Gross Margin and Adjusted Gross Margin	77.3%	77.6%
Share-based payment	0.2	0.3

Adjusted Gross Margin excluding the effects of share-based payment	77.5%	77.9%

ZIMMER HOLDINGS, INC.
RECONCILIATION OF 2006 PROJECTED DILUTED EPS
AND PROJECTED ADJUSTED DILUTED EPS
(unaudited)

Projected Three Months Ended September 30, 2006:

Diluted EPS	$0.74
Acquisition, integration and other, net of tax	0.01

Adjusted Diluted EPS	$0.75

Projected Three Months Ended December 31, 2006:

Diluted EPS	$0.98
Acquisition, integration and other, net of tax	0.01

Adjusted Diluted EPS	$0.99